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                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


         This Amendment is entered into as of this 29th day of December, 1999, by and between COMERICA BANK, a Michigan banking corporation ("Bank"), with offices at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 and SIMPLE TECHNOLOGY, INC., a California corporation ("Company"), whose principal office is located at 3001 Daimler Street, Santa Ana, CA 92705.

                                    RECITALS:

         A. On August 3, 1999, the parties entered into a certain Credit Agreement (the "Agreement") and in connection therewith, Company executed and delivered to Bank a certain Revolving Note in the principal amount of $20,000,000 and Canadian Subfacility Note in the principal amount of CAD $1,000,000 both of even date therewith (collectively, the "Note").

         B. The parties desire to amend the Agreement, upon the following terms and conditions.

         NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. Section 6.7 of the Agreement is amended and restated in its entirety as follows:

         "6.7 Cause advance(s) by Borrower to its shareholders not to exceed in the aggregate $1,400,000 (the "Distribution"); provided, however, that a portion of the Distribution shall be applied by the shareholders first to outstanding debts due and owing from XYZ, Inc. and QualCenter to Borrower and any remaining amount of the Distribution will be earmarked for the benefit of XYZ, Inc. by the shareholders , and it is agreed that no further advances shall be distributed by Borrower or its shareholders to XYZ, Inc. and QualCenter ".

         2.       Section 7.9 of the Agreement is deleted in its entirety.

         3. Company hereby ratifies and reaffirms the representations, warranties and covenants set forth in the Agreement.

         4. Company certifies that no Event of Default or default (as defined in the Agreement) has occurred and is continuing.

         5. Company represents and warrants that its Articles of Incorporation and Bylaws delivered to Bank as of August 3, 1999 in connection with the Agreement, are in


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full force and effect and have not been modified, repealed or amended since the date thereof.

         6. If any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and this Amendment shall be enforced as if any such invalid or unenforceable provision were not contained herein.

         7. Except as specifically amended hereby, the Agreement shall remain unchanged and shall be in full force and effect, enforceable in accordance with its terms.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.

                                            SIMPLE TECHNOLOGY, INC.


                                            By: /s/ Manouch Moshayedi

                                            Its:    Chief Executive Officer

                                            COMERICA BANK


                                            By:    /s/ Mark C. Smith

                                            Its:   Vice President


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